EXHIBIT 5.1

Van Campen & Partners N.V. Advocaten en Belastingadviseurs J.J. Viottastraat 52 1071 JT Amsterdam The Netherlands Tel: +31 20 760 16 00 Email: info@vancampenpartners.com www.vancampenpartners.com

Chicago Bridge & Iron Company N.V.

Oostduinlaan 75

2596 JJ The Hague

The Netherlands

June 19, 2012

Ladies and Gentlemen:

We have acted as special counsel to Chicago Bridge & Iron Company N.V., a Netherlands corporation (the “Company”), with respect to certain matters of Netherlands law in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) common stock of the Company, EUR 0.01 par value per share (the “Common Stock”), (ii) senior or subordinated debt securities in one or more series (the “Debt Securities”), and (iii) warrants to purchase Common Stock or other securities (the “Warrants”). The Common Stock, Debt Securities and Warrants are collectively referred to herein as the “Securities.”

We also have advised as to certain matters of Netherlands law in connection with the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. We understand that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement, or in a related free writing prospectus. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the form of senior indenture and the form of subordinated indenture (each an “Indenture”) filed as exhibits to the Registration Statement; (iii) the articles of association (statuten) of the Company as deposited with the Trade Register of the Chamber of Commerce of Amsterdam (the “Trade Register”) (the “Articles”); (iv) customary telephone checks made on the date hereof with the Trade Register and the bankruptcy clerk’s office (faillissementsgriffie) of the court (rechtbank) of Amsterdam; (v) an excerpt, dated June 11, 2012, of the registration of the Company with the Trade Register (the “Excerpt”); (vi) the deed of incorporation (akte van oprichting) of the Company, dated November 22, 1996 (the “Deed of Incorporation”); and (vii) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of Dutch law as we considered appropriate.

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

        In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (v) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (vi) the applicable Indenture (including any supplemental indenture entered into pursuant to, and in accordance with the terms of, the relevant Indenture) relating to any relevant Debt Securities will be duly authorized, executed and delivered by the parties thereto and such Debt Securities will have been validly authorized for issuance, executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee; (vii) each person signing the applicable Indenture and any related supplemental indenture, if any, will have the legal capacity and authority to do so; (viii) under all applicable laws, other than the laws of The Netherlands: (a) each applicable Indenture and related supplemental indenture relating to any Debt Security (including as required by the form of Indentures filed as exhibits to the Registration Statement) and each form of Debt Security will constitute the valid, legal and binding obligations of each party thereto; and (b) the choice of the laws of the State of New York as the governing law of the Indentures and any Debt Securities is a valid and binding selection; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (x) in the case of Warrants, the Supervisory Board of the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto and to exclude pre-emptive rights with respect to the issuance of such Warrants; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable under Dutch law; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement; (xi) certificates representing shares of Common Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s articles of association; there will be sufficient shares of Common Stock authorized under the Company’s articles of association and not otherwise issued or reserved for issuance; the issuance of the relevant shares of Common Stock, and the exclusion of pre-emptive rights with respect to such issuance, will be duly approved by the Supervisory Board of the Company; and the purchase price for the relevant shares of Common Stock payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares; (xii) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xiii) the Articles are the articles of association (statuten) of the Company as presently in force; (xiv) the present power of the Supervisory Board to issue shares, and to grant options, warrants or other rights to acquire shares from the Company, and to exclude pre-emptive rights with respect to such issuance of shares or grant of options, warrants or other rights to acquire shares from the Company, pursuant to a resolution of the general meeting of shareholders adopted May 2, 2012 (the “Resolution”), will continue in force upon the same terms as set forth in the Resolution at all relevant times in the future; (xv) that the Resolution (and any subsequent shareholders resolution to the same effect) was (or, in the case of subsequent

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Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500 resolutions, will be) duly adopted at a general meeting of shareholders of the Company convened and held in accordance with all applicable requirements of Dutch law and the articles of association of the Company; (xvi) that the Securities will not be offered to any person except in accordance with any provisions of the Wet financieel toezicht permitting the Securities to be offered without the preparation or filing of any prospectus with the Stichting Autoriteit Financiële Markten pursuant to the Wet financieel toezicht; (xvi) that the information set forth in the Excerpt is true and correct as of the date hereof; (xvii) the due compliance of the issuance, offering and sale of the Securities with all relevant legal requirements of all jurisdictions other than The Netherlands; (xvii) that the Deed of Incorporation is a notarial deed (authentieke akte), that the contents thereof are correct and complete and that there are no defects in the incorporation of the Company, not appearing on the face of the Deed of Incorporation, on the basis of which a court might dissolve the Company; and (xviii) that any zero coupon Debt Securities issued in bearer form will be physically issued outside The Netherlands and will not be distributed in The Netherlands in the course of primary trading or immediately thereafter.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when (i) the Company has taken all necessary action to approve the issuance of the Common Stock, the terms of the offering and related matters and (ii) the Common Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, then the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Debt Securities, when (i) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities in the form set forth in, and pursuant to the terms of, one of the Indentures; (ii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (iii) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any related supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company, then such Debt Securities will, insofar as the laws of The Netherlands are concerned, and based on the validity of the choice of the laws of the State of New York as the governing law with respect to the Debt Securities (the validity of which choice of law is subject to the qualification under paragraph (C) below), (x) be legally issued and (y) constitute legal valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to such exceptions as to the legal, valid and binding obligation of the Debt Securities and to the enforceability thereof (I) as may exist under the laws of the State of New York, or (II) as specifically noted at paragraphs (A) through (F) below.

3. With respect to the Warrants included in the Securities, when (i) the Company has taken all necessary action to approve the issuance of the Warrants and the Securities issuable upon conversion or exchange thereof, the terms of the offering and related matters and (ii) the Warrants have been issued and delivered in accordance with the terms of the applicable definitive purchase or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, then the Warrants will be duly authorized and validly issued.

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Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

Our opinion in paragraph 2 above as to Debt Securities being binding obligations of the Company is subject to the following qualifications: (A) Our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, moratorium of payments and other similar laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time in effect (including the doctrine of voidable preference (actio pauliana) within the meaning of Article 3:45 of the Dutch Civil Code and/or Article 42 et seq. of the Dutch Bankruptcy Code and any emergency measures that may be taken under the Dutch Financial Relations Emergency Act). (B) Any provision of an Indenture providing that a party thereto is not liable for, or is entitled to indemnification for, such party’s own intentional misconduct or gross negligence is in conflict with the public policy of The Netherlands and may not be enforceable in The Netherlands. (C) When applying the choice by the Company of the laws of the State of New York as the law governing the Debt Securities and the Indentures, the courts of competent jurisdiction of the Netherlands, if any, by virtue of the EU Council Regulation on the Law Applicable to Contractual Obligations of 17 June 2008 (EC No. 593/2008) (Rome I): may give effect to the mandatory rules of law of another country within the scope of which the situation falls, if and insofar as, under the law of the latter country, those rules must be applied whatever the chosen law; will apply the laws of the Netherlands in a situation where under Dutch law application of such laws is mandatory; shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance; and may disregard the application of a provision of the chosen law where such application would be manifestly incompatible with public policy of the Netherlands. (D) It is uncertain whether the trusts purported to be created by Sections 10.03 and 11.05 of the Indentures, in which the Company would be trustee, would be enforceable under Dutch law. (E) We express no opinion concerning the enforceability of Sections 5.14, 6.07 (third paragraph) and 6.13 of the Indentures in proceedings before the Dutch courts. (F) We express no opinion concerning the validity or enforeceability of any provisions of the Indentures or any supplemental indentures that purport to waive, or not give effect to, rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under Dutch law.

This opinion:

(a)	speaks as of the date stated above; and

(b)	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

We express no opinion on any laws other than the law of The Netherlands as it stands and has been interpreted in printed case law of the courts of The Netherlands as of the date of this opinion. In particular, without limiting the generality of the foregoing we express no opinion concerning whether or under what circumstances or with what result a court or arbitrator sitting outside The Netherlands would or might apply Dutch law.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

Marc J.L. van Campen Van Campen & Partners N.V.	Maurits J. Tausk Van Campen & Partners N.V.

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Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500